OFFICE OF THE SECRETARY OF STATE
                              STATE OF OKLAHOMA

                                   AMENDED
                         CERTIFICATE OF INCORPORATION

To all Whom these Presents shall Come, Greetings:

     W H E R E A S, The Certificate of Incorporation, duly signed and verified, of

                           RIVER ROUGE CORPORATION

has been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

                                 Filed at the City of Oklahoma City this 28th day of April, A.D., 1987.

<GREAT SEAL OF THE STATE             /s/ Jeannette B. Edmondson
OF OKLAHOMA APPEARS HERE>            ----------------------------
                                       Secretary of State

                                     By: Cheryl E. Bradley
                                         ----------------------

                                         SOS Corp. Key: DB 455179

                                Amendment No. One                F I L E D
                                      to                       APR 28 1987
                           Certificate of Incorporation
                                      of
                           River Rouge Corporation        OKLAHOMA SECRETARY
                                                                 Of STATE

      Thomas J. Kenan, the sole incorporator of River Rouge Corporation, a corporation incorporated on April 7, 1987 pursuant to the provisions of the Oklahoma General Corporation Act, certifies that River Rouge Corporation has not received any payment for any of its stock and that the following amendment to its certificate of incorporation was duly adopted in accordance with the provisions of Section 1076 of the Oklahoma General Corporation Act.

     Paragraph 4 of the Certificate of Incorporation is amended to provide as follows:

    4. The Corporation is authorized to issue two classes of stock, both of which shall be voting. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

     The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

                                                No. of
                     Par                       Authorized
Class               Value                        Shares             Total
------              -----                     -------------        -------
Common              $0.001                     40,000,000          $40,000
Preferred           $0.001                     10,000,000           10,000
                                               -----------         --------
 Totals:                                       50,000,000          $50,000

Dated: April 18, 1987

                                          /S/ Thomas J. Kenan
                                          --------------------------------
                                           Thomas J. Kenan,  Incorporator